UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         May 17, 2007

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective May 17, 2007, Sun Healthcare Group, Inc. (“Sun”) entered into an Agreement (the “Agreement”) by and among Sun, RFE Investment Partners V, L.P. and RFE VI SBIC, L.P. (collectively “RFE”) that amends the Registration Rights Agreement dated as of May 16, 2005 (the "Registration Rights Agreement") by and among Sun, the prior stockholders of Peak (including RFE) and James A. Parsons, as Stockholders Agent. A copy of the Agreement is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Agreement, among other things, states that, as long as Sun continue to comply with its obligations with respect to a shelf registration statement for RFE, (i) RFE shall not exercise its demand registration rights prior to November 9, 2007, and (ii) RFE’s demand registration rights shall terminate upon the sale by RFE of an additional 1,549,964 shares of Sun common stock. In addition, the Agreement terminated the restrictions under Section 3 of the Registration Rights Agreement regarding the number of shares of Sun common stock that RFE could sell during a three-month period, but requires that RFE sell shares of Sun common stock only in accordance with RFE’s Rule 10b5-1 plan.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Item No.	Description

10.1	Agreement dated as of May 9, 2007 (the “Agreement”) by and among Sun Healthcare Group, Inc., RFE Investment Partners V, L.P. and RFE VI SBIC, L.P.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  May 22, 2007